SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 21, 2000


                       Capital Environmental Resource Inc.
--------------------------------------------------------------------------------
                 (Exact name of registrant specified in Charter)


      Ontario, Canada              333-77633                 Not Applicable
--------------------------------------------------------------------------------
      (State or other            (Commission                 (IRS Employee
      jurisdiction of            File Number)              Identification No.)
      incorporation)

              1005 Skyview Drive
         Burlington, Ontario, Canada                            L7P 5B1
--------------------------------------------------------------------------------
   (Address of principal executive offices)                    Zip Code



           Registrant's telephone, including area code: (905) 319-1237


         (Former name and former address, if changed since last report)

Item 5.  Other Events

(a) On August 2, 2000, the Registrant issued a press release announcing that its Chief Executive Officer, Tony Busseri, was no longer employed by the Registrant and that Bruce Cummings, a member of the Board of Directors, would assume the position of Chairman of the Board of Directors. The Registrant also announced that a newly-created three-member Executive Committee would undertake the duties of Chief Executive Officer on an interim basis. A copy of the press release is filed herewith as an Exhibit 99.1 and incorporated herein by reference.

(b) On August 11, 2000, the Registrant issued a press release announcing its second quarter results, including a loss of US($0.06) per share on a fully diluted basis and unusual expense items of approximately US$1.6 million. The Registrant also announced that, due to its failure to maintain compliance with the public float requirements of the Nasdaq National Market, as of August 16, 2000, its common stock would trade on the Nasdaq SmallCap market rather than the Nasdaq National Market. The Registrant also announced that, based on its second quarter results, it was in breach of one of its covenants in its credit facility agreement. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.


Item 7.  Exhibits.


         (c)      Exhibits.

                  Exhibit No.     Description of Document
                  -----------     -----------------------

                  99.1            Press Release dated August 2, 2000
                  99.2            Press Release dated August 11, 2000

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CAPITAL ENVIRONMENTAL RESOURCE INC.



Date:  August 21, 2000                       By:    /s/ David Langille
                                                --------------------------------
                                                      David Langille
                                                  Executive Vice President and
                                                  Chief Financial Officer

                                  EXHIBIT INDEX


EXHIBIT NO.      DESCRIPTION OF DOCUMENT
-----------      -----------------------

99.1             Press Release dated August 2, 2000
99.2             Press Release dated August 11, 2000